SEPARATION AGREEMENT
AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement"), dated as of June 11, 2021, is entered into by and between AgEagle Aerial Systems Inc. (the "Company"), a Nevada corporation, and Michael Drozd ("Employee," together with the Company, the "Parties" and, each, a "Party"). In consideration of the mutual promises and agreements contained in this Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Cessation of Employment. Employee's employment with the Company terminated effective May 24, 2021 (the "Termination Date"). The Company will pay Employee the following, less applicable withholdings and deductions: (a) Employee's regular base salary at the annual rate of $235,000 to and through the Termination Date; (b) an annual performance bonus, consisting of $37,130 in cash and 118,500 shares of the Company's common stock; and (c) payment in the amount of $2,716.92 for the three (3) days of accrued, unused vacation days that Employee had as of the Termination Date. The payments set forth in clauses (a) and (c), to the extent not yet paid, will be made on the next regularly scheduled pay date following the Effective Date. The bonus provided by clause (b) shall be paid on or before June 25, 2021. Additionally, the Company will reimburse Employee for unreimbursed business expenses incurred per existing Company policies, provided such expenses are or have been submitted for reimbursement to the Company in a manner consistent with Company policy no later than five (5) days after the Effective Date (as defined in Section 19.8 below). All cash payments hereunder shall be made via direct deposit to the account to which Employee's last payroll was paid unless Employee designates another account in writing.

2. Severance and Other Enhanced Benefits in Exchange for Signing Agreement. In consideration for Employee's execution (without any revocation), delivery, and performance of this Agreement, and conditioned on Employee's continued compliance with the Restrictive Covenant Agreement (as defined in Section 16 below), the Company will provide to Employee the following payments and benefits, to which Employee expressly acknowledges Employee would not otherwise be entitled:

2.1 The Company will pay Employee as severance pay, less applicable withholdings and deductions, $117,500, which amount is equal to six (6) months of Employee's base salary as of the Termination Date. Such severance pay shall be paid in the following manner: (i) a lump sum payment of $58,750.00 made on June 25, 2021; and (ii) five (5) equal payments of $11,750 each, with one such payment on the first regularly-scheduled pay date of each of the five successive months beginning in July 2021 and ending in November 2021.

2.2 If Employee elects to continue Employee's or Employee's dependents' health insurance coverage under COBRA (see Section 4 below), then, for the 6-month period following the Termination Date or until Employee becomes eligible for health insurance coverage under another group health insurance plan, whichever occurs first (the "Benefits Period"), the Company will pay the entire cost of such continued coverage pursuant to then effective Company policy (which policy is subject to change at the Company's discretion).

Following the Benefits Period, should Employee elect to continue Employee's or Employee's dependents' health insurance coverage, Employee shall be responsible for the entire cost thereof.

2.3 Effective as of the Effective Date, the Company hereby grants you the number of fully-vested restricted shares of common stock of the Company with a fair market value of $125,000 on the Termination Date.

3. Equity. Your outstanding equity awards from the Company (including all awards of restricted stock units and stock options) shall continue to be governed by the terms of the applicable award agreements and, to the extent applicable, the Company's 2017 Omnibus Equity Incentive Plan. In addition to other vested equity awards, 8,333 of the 100,000 RSUs granted in accordance with your April 19, 2021 employment agreement with the Company have vested.

4. COBRA. Under a separate cover, the Company will inform Employee of Employee's rights to convert and continue existing health insurance coverage, if any, under COBRA following the termination of Employee's employment.

5. No Other Payments and Other Representations. Employee represents, warrants and acknowledges that, to the extent Employee is a non-exempt employee, that Employee has reported to the Company all hours worked and, regardless of Employee's exempt status, that the Company owes Employee no wages, overtime pay, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay, equity awards or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement. Employee further represents, warrants and acknowledges that Employee has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act.

6. General Release By You. For good and valuable consideration, including without limitation the payments and benefits provided by Section 2 above, Employee, for and on behalf of Employee and Employee's former and current heirs, executors, administrators, agents, representatives, attorneys, family members, dependents, affiliates, successors and assigns, hereby voluntarily, knowingly and willingly releases, acquits and forever discharges the Company and its former and current parents, subsidiaries, divisions, affiliates, predecessors, successors and assigns, and each of their former and current agents, employees, officers, directors, shareholders, members, partners, trustees, heirs, joint venturers, attorneys, representatives, owners and servants, (collectively, the "Company Release Parties") from any and all claims, costs or expenses of any kind or nature whatsoever (collectively, "Claims"), whether known or unknown, foreseen or unforeseen, that Employee ever had, now has, or may have based upon any matter, fact, cause, or thing occurring from the beginning of time up to and including the date Employee executes this Agreement, including, without limitation, all Claims regarding Employee's employment with the Company, any events that may have occurred during the course of Employee's employment or the termination of Employee's employment, or any other matters or Claims of any kind or nature. This includes, without limitation, a release of any Claims for unpaid wages, holiday pay, overtime, bonuses or other compensation, breach of contract, wrongful discharge, disability benefits, life, health and medical insurance, sick leave, or any other fringe benefit, employment discrimination, unlawful harassment, retaliation, emotional

distress, violations of public policy, defamation, fraudulent misrepresentation or inducements and severance pay. Employee is also specifically releasing any rights or Claims Employee may have, if any, under common law or the Worker Adjustment Retraining and Notification Act, the Age Discrimination in Employment Act ("ADEA") (which prohibits discrimination in employment based on age), Older Workers Benefit Protection Act of 1990 ("OWBPA") (which also prohibits discrimination in employment based on age), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Rehabilitation Act, the Family and Medical Leave Act, the Labor Management Relations Act, the Equal Pay Act, the Americans with Disabilities Act, the Employment Retirement Income Security Act, the Fair Labor Standards Act of 1938 (to the extent such claims may be lawfully released), the Sarbanes-Oxley Act of 2002, the Genetic Information and Non-Discrimination Act, the Colorado Anti-Discrimination Act, all the above statutes as amended from time to time, and any other federal, state or local laws, rules, ordinances or regulations, whether equal employment laws, rules or regulations or otherwise or any right under any Company pension, welfare, or stock plans. This release covers both Claims that Employee knows about, and those that Employee may not know about. By signing this Agreement, Employee is forever giving up Employee's rights to make the aforementioned Claims or demands. Notwithstanding the foregoing, nothing contained herein shall be construed to alter, limit, or release: (i) any claim or right to indemnification and/or contribution Employee may have pursuant to applicable law, the Company's governance instruments or otherwise for acts committed during the scope of Employee's employment with the Company; (ii) coverage, if any, under any Company liability insurance policy; (iii) any claim or right under state unemployment and workers' compensation statutes; (iv) any right Employee may have to a vested benefit under any retirement or welfare plan of the Company; (v) any other claim or right that may not be released by private agreement; and (vi) any claim arising from obligations of the Company to Employee that are expressly set forth in this Agreement.

7. No Pending Lawsuits; No Assignment of Claims. Employee represents and warrants that Employee has not filed any Claim, lawsuit or charge against any of the Company Release Parties. Employee hereby promises never to file a Claim, lawsuit or charge asserting any Claims that Employee has released in Section 6 above, except that nothing in this Agreement, including the provisions of this Section and Section 6 above, shall prevent Employee from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), the Securities and Exchange Commission, or any other federal, state or local agency charged with the enforcement of any laws. However, to the extent any such charge or complaint or any other Claim is made against any of the Company Release Parties (including by the EEOC or NLRB), Employee expressly waives any Claim to any form of monetary or other damages, or any other form of individual recovery or relief in connection with any such charge, complaint or Claim, except that this Agreement does not limit Employee's right to receive an award for information provided to any government agency. Employee further represents and warrants that Employee has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, corporation or entity any Claim or other matter herein released. Notwithstanding the foregoing, nothing herein shall prohibit Employee from challenging the validity of the ADEA or OWBPA waiver herein; however, in the event Employee unsuccessfully does so, Employee may be held liable for the Company's attorney's

fees and costs to the same extent that successful defendants are allowed attorney's fees under the ADEA and/or OWBPA.

8. General Release By Company. For good and valuable consideration, including without limitation the benefits provided by Sections 6 and 7 above, the Company, on its own behalf and that of its former and current parents, subsidiaries, divisions, affiliates, predecessors, successors and assigns (collectively, the "Company Releasors") hereby voluntarily, knowingly and willingly releases, acquits, and forever discharges Employee and his heirs executors, attorneys, and dependents ("Employee Releasee Parties") from any and all Claims, whether known or unknown, foreseen or unforeseen, the Company Releasors ever had, now have, or may have based upon any matter, fact, cause, or thing occurring from the beginning of time up to and including the date an authorized officer of the Company executes this Agreement, including, without limitation, all Claims regarding Employee's employment with the Company, any events that may have occurred during the course of Employee's employment, or any other matters or claims of any kind or nature. Notwithstanding the foregoing, this Section shall not include a release or waiver of any Claim arising from or relating to any criminal, grossly negligent or fraudulent conduct by Employee.

9. Collective/Class Action Waiver. To the extent Employee possesses any Claims notwithstanding the release set forth in Section 6 above, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on any such claim in which the Company or any other Company Release Parties is a party.

10. Consequences of Employee's Violation of Promises. If Employee breaches this Agreement or the Confidentiality Agreement, including, but not limited to, by filing, bringing or participating in any Claims or actions contrary to Employee's agreements and representations made herein, including, but not limited to, those in Sections 6 and 7 above, in addition to any other rights and remedies the Company may have: (i) Employee will immediately repay to the Company all amounts received by Employee hereunder; (ii) Employee shall forfeit all rights to any and all future payments and benefits, if any, to be provided under this Agreement; and (iii) Employee agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred by the Company or any of the Company Release Parties in defending against such Claims or actions brought by Employee or on Employee's behalf or in enforcing the terms of this Agreement. The preceding sentence shall not apply to any Claims that Employee files under ADEA or OWBPA or any challenge that Employee makes to the validity of the ADEA or OWBPA waiver contained in this Agreement. In the event Employee unsuccessfully challenges the validity of the ADEA or OWBPA waiver herein, Employee may be held liable for the Company's attorneys' fees and costs to the same extent that successful defendants are allowed attorneys' fees under the ADEA and/or OWBPA.

11. Return of Company Property. Employee acknowledges and agrees that all information (in paper or electronic form), materials and equipment of any kind that Employee created or acquired during the course of Employee's employment with the Company (collectively, "Company Property") are and remain the property of the Company. Such

Company Property includes, without limitation, books, handbooks, manuals, files, papers, memoranda, letters, facsimiles, photographs/images, audio recordings/files, electronically stored information, software, computers, and smartphones. Employee agrees that Employee has an obligation to return all Company Property to the Company and covenants and represents that, as of Employee's execution of this Agreement: (i) Employee has returned to the Company all Company Property (including that in electronic form); (ii) Employee has not made or taken copies of such Company Property; and (iii) Employee has completely removed all electronically stored Company Property from all storage media in Employee's possession, custody or control, including, without limitation, from Employee's home computer system(s) and any external disk or flash drives. Notwithstanding the foregoing, Employee shall be entitled to retain, following Employee's termination of employment, information showing Employee's compensation or relating to reimbursement of business expenses incurred by Employee, and copies of any agreements between Employee and the Company and any Company benefit programs in which Employee participated. In the event of any material breach of this provision, all further obligations of the Company to Employee under this Agreement shall terminate forthwith, and Employee shall return to the Company all severance benefits Employee has received pursuant to Section 2 above.

12. <u>No Reapplication for Employment</u>. Employee agrees that Employee shall not seek or accept employment or contracting work with the Company (or any of its affiliates) at any time in the future. If this provision is breached by Employee, Employee's application will be rejected, without any resulting liability for the Company Release Parties. However, in the event Employee is employed as an employee, independent contractor or otherwise, in violation of this provision, Employee shall be subject to summary dismissal or discharge without any resulting liability for the Company or any of the Company Release Parties, and any of their respective successors, heirs and assigns. If Employee inadvertently applies for employment or contracting work with the Company or any of the Company Release Parties, upon learning or otherwise being notified of the breach, Employee shall withdraw Employee's application or resign Employee's employment or contracting work, and shall make no further efforts at such employment or contracting work, without any resulting liability for the Company or the Company Release Parties.

13. <u>Cooperation</u>. Employee agrees to assist and to cooperate reasonably with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee will also perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Section. If requested, Employee agrees, during the six-month period following the termination date and for no more than 30 hours in the aggregate, to provide the Company with reasonable assistance, including, without limitation, providing information, in connection with the transition of Employee's employment duties and responsibilities to others and matters with which Employee

was involved during Employee's employment with the Company. The Company will reimburse Employee for reasonable expenses Employee incurs in fulfilling Employee's obligations under this Section.

14. Requests for Information and Testimony. Employee agrees that, in the event Employee is contacted by any person or entity seeking information or testimony from Employee in connection with Employee's or others' employment, duties or activities at the Company (including, without limitation, knowledge Employee came into possession of in connection with Employee's employment with the Company), Employee shall, to the extent permitted by law: (i) prior to providing any such information or testimony and within 4 days of receipt of such request, advise the Company that such information or testimony is sought; (ii) cooperate with the Company and its representatives (including its counsel) in connection with the request for such information or testimony; and (iii) refuse to provide such information or testimony absent legal requirement to do so. If Employee is legally required to comply with such request for information or testimony (*e.g.*, if such request is in the form of a subpoena or other legal process), to the extent permitted by law, Employee shall, and in advance of providing any response and within 4 days of receipt of such request, provide written notice to the Company of such request so that it may seek to assert its rights and interests in connection with such request. Notwithstanding the foregoing, nothing in this Agreement shall prohibit or restrict Employee from providing information to or otherwise cooperating with a governmental or law enforcement organization, without providing notice to the Company.

15. Confidentiality of this Agreement. The terms of this Agreement, including the specific amount paid hereunder, are and shall be kept confidential by Employee and shall not hereafter be disclosed by Employee to any other person or entity, including, without limitation, any current, former or future employees of the Company Release Parties, except: (i) as may be required by law; (ii) as may be required by any taxing authority; (iii) to Employee's counsel, accountants, or financial advisors; (iv) as may be required in the performance or enforcement of this Agreement; and (v) to Employee's immediate family members, as necessary, provided in the cases of clauses (iii) and (v), Employee makes the person to whom disclosure is made aware of the confidentiality provisions of this Agreement and such person to whom disclosure is to be made agrees to keep the terms and conditions of this Agreement fully confidential.

16. Confidentiality, Non-Solicitation, Noncompetition; and Non-Disparagement. Employee acknowledges and hereby reaffirms Employee's continuing obligations to the Company pursuant to the Employee Confidentiality and Proprietary Rights Agreement, dated May 18, 2020, between Employee and the Company (the "Restrictive Covenant Agreement"), including, without limitation, Employee's continuing obligations set forth in Sections 1 (Confidentiality and Disclosure of Information), 2 (Agreement Not to Solicit Customers), 3 (Agreement Not to Solicit Employees), and 7 (Non-disparagement). Employee further acknowledges, represents and warrants that Employee has complied and will continue to comply with all such continuing obligations. A copy of the Restrictive Covenant Agreement is annexed hereto and the terms thereof are hereby incorporated herein by reference.

17. Noncompetition. Employee agrees that, for a period of eighteen (18) months following the Termination Date, Employee shall not, either directly or indirectly, on Employee's

own behalf or in the service of, or on behalf of others, actually or attempt to, engage in the business of providing products or services that are the same or similar to, or otherwise compete with, those of the Company, including, without limitation, engaging in the business of design, manufacture or sale of unmanned aerial aircraft technologies, within the Territory (as defined below). As used herein, "Territory" means any state in the United States or any foreign country in which the Company is doing business or in which it is contemplating to do business pursuant to a then current business plan.

18. Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand, (b) on the date of transmission, if delivered by confirmed electronic mail, (c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, or (d) on the fourth (4th) business day following the date delivered or mailed by United States Registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Employee:

J. Michael Drozd
1918 Patti Lane
Louisville, Colorado 80027

with a copy (which shall not constitute notice) to the following attorney or any other attorney designated by you writing in accordance herewith:

Richard B. Friedman, Esq.
Richard Friedman PLLC
200 Park Avenue, Suite 1700
New York, New York 10166

If to the Company:

AgEagle Aerial Systems Inc.
8563 East 34th Street North
Wichita, Kansas 67226
Attention: Nicole Fernandez McGovern
nicole.fernandez@ageagle.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mark Goldberg
mgoldberg@loeb.com

19. Miscellaneous.

19.1 Entire Agreement. This Agreement sets forth the entire agreement between the Parties and fully supersedes any and all prior agreements or understanding between them pertaining to the subject matter of this Agreement. Notwithstanding the foregoing, any post-employment restrictive covenants (such as, without limitation, covenants of confidentiality, non-solicitation or non-competition) contained in any other agreement between Employee and the Company, including, without limitation, those in the Restrictive Covenant Agreement, shall remain in full force and effect, except to the extent expressly provided by this Agreement. This Agreement may not be altered, modified, amended or changed, in whole or in part, except in writing executed by Employee and Company. The Company and Employee acknowledge and agree that they are not relying on, and they may not rely on, any oral or written representation of any kind that is not set forth in writing in this Agreement.

19.2 Severability. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect. However, the invalidity of any such provision shall have no effect upon, and shall not impair the enforceability of the release language set forth in Section 6 above, provided that, upon a finding by a court of competent jurisdiction that the release language found in Section 6 is unenforceable, the Company shall rewrite Section 6 to cure the defect and Employee shall re-execute the release upon request, and Employee shall not be entitled to any additional monies, benefits and/or compensation therefor.

19.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any Party. No provision in this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

19.4 No Admission. Nothing contained in this Agreement, nor the fact that the Parties sign this Agreement, shall be considered as an admission of any type by either Party.

19.5 Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement except by written instrument signed by the Party charged with such waiver or

estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

19.6 Choice of Law and Forum; Jury Waiver. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Colorado, without regard to its conflict-of-law principles. Employee agrees that any dispute concerning or arising out of this Agreement shall be litigated exclusively in an appropriate state or federal court in or closest to Boulder, Colorado and hereby irrevocably consents and waives any objection to the jurisdiction of any such court. Each Party hereby waives any right to trial by jury on any claim, counterclaim, setoff, demand action or cause of action whatsoever between them, including, without limitation, those arising out of or in any way pertaining or relating to: (i) this Agreement; (ii) any dealings between Employee and the Company with respect to this Agreement; and (iii) Employee's employment with the Company or termination thereof, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise. This Section shall not affect or limit the scope of any release of claim contained herein.

19.7 Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies, electronically scanned copies and other facsimiles of this Agreement (including such signed counterparts) may be used in lieu of the originals for any purpose.

19.8 Period for Review and Right to Revoke. Company and Employee acknowledge and agree that: (i) Employee will have twenty-one (21) days from the receipt of this Agreement in which to consider its terms (including, without limitation, Employee's release and waiver of any and all claims under the ADEA) before executing it, which execution must be on or following the Termination Date; (ii) changes to the terms of this Agreement, whether material or immaterial, will not restart this twenty-one (21) day period; and (iii) Employee will have seven (7) days after Employee's execution of this Agreement in which to revoke Employee's acceptance of this Agreement, in which event a written notice of such revocation must be received by the Company's counsel, Mark J. Goldberg, Esq (at mgoldberg@loeb.com), on or before the seventh (7th) day. This Agreement will become effective and enforceable on the eighth (8th) day after Employee's execution of this Agreement pursuant to the terms of this Section (the "Effective Date"), provided (A) Employee has executed and delivered this Agreement to Mr. Goldberg after the Termination Date and on or before the date that is twenty-one days following Employee's receipt of this Agreement from the Company (*i.e.*, June 11, 2021) and (B) Employee has not previously revoked this Agreement pursuant to the above terms.

19.9 Voluntary and Knowing Execution of Agreement. Employee acknowledges that: (i) Employee has been advised by the Company to consult an attorney regarding any potential claims as well as the terms and conditions of this Agreement before executing it; (ii) Employee fully understands the terms of this Agreement including, without limitation, the significance and consequences of the General Release in Section 6 above, including that it includes a release of age discrimination claims; (iii) Employee is executing this Agreement in exchange for consideration to which Employee would not otherwise be entitled;

and (iv) Employee is executing this Agreement voluntarily, knowingly and willingly and without duress.

[*The remainder of this page is intentionally blank; signature page follows.*]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

AGEAGLE AERIAL SYSTEMS INC.
(Company)

By: ______________________________
Name: **Brandon Torres Declet**
Title: **CEO & Board Director**

Dated: June 11, 2021

____
Michael Drozd

Dated: June 11, 2021

[*Signature page to Separation Agreement and General Release.*]